Exhibit 23.11
US Precious Metals Inc.

Attn    Peter Toscano
        President/CEO

By fax   973-471-7327
                                                  Friday, May 21, 2004

Dear Sir,

                        Consent of Independent Geologist

I hereby consent to the incorporation by reference in the Registration Statement on Form 10-SB of my report entitled "Report on Certain Gold Properties in Michoacan State, Mexico" prepared for US Precious Metals Inc, and dated December 10, 2002. The final clause of the certification on page 28 of that report reaffirms this consent.



/s/ Adrian Mann
Adrian G. Mann, Ph.D., MBA, P.Geol..